UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2022

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencements communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Transition of Sanjay Banker from Executive Officer to Senior Advisor and Director

On October 17, 2022, Sonder Holdings Inc. (the “Company”) announced that Sanjay Banker will transition from his role as the Company’s President and Chief Financial Officer to join the Company’s Board of Directors (the “Board”) and become a Senior Advisor. Mr. Banker’s last day as the Company’s President and Chief Financial Officer is expected to be December 31, 2022. The Company, through one of its U.S. subsidiaries, and Mr. Banker entered into an agreement, dated October 15, 2022 (the “Agreement”), relating to the transition of Mr. Banker’s services, under which Mr. Banker will be paid $473,680 in 2023 in twelve equal installments as compensation for his services as a Senior Advisor during fiscal year 2023 and performance of his obligations under the Agreement. These payments are subject to forfeiture by Mr. Banker under certain circumstances described in the Agreement. The Agreement also outlines how Mr. Banker’s outstanding equity awards and other benefits will be treated in connection with his transition. The Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference, includes non-competition and confidentiality provisions and a release of claims by Mr. Banker.

Beginning January 1, 2023, Mr. Banker will serve as a Class III director of the Board. Mr. Banker will serve on the Board until the Company’s 2024 annual meeting of stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Banker has served as the Company’s President and Chief Financial Officer since January 2022, and prior to this, served the Company’s predecessor company as Chief Financial Officer since January 2019 and also its President since September 2020. Prior to joining the Company, Mr. Banker was with TPG Growth, an investment firm, from March 2013 to January 2019, where he served most recently as a Partner. From September 2004 to March 2013, he was with Bain Capital, an investment firm, where he served most recently as a Principal. Prior to that, Mr. Banker was with McKinsey & Company, a management consulting firm, from September 1996 to August 2004, where he served most recently as an Engagement Manager. Mr. Banker holds a B.S. in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

Mr. Banker will be entitled to receive cash and equity compensation for his service on the Board in the standard amounts previously approved by the Board and as set forth in the Sonder Holdings Inc. Outside Director Compensation Policy, as described in the Company’s 2022 Proxy Statement and Notice of Annual Meeting of Stockholders filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2022.

Mr. Banker previously entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.28 to the Company’s Current Report on Form 8-K (File No. 001-39907), filed with the SEC on January 24, 2022.

Mr. Banker’s appointment to the Company’s Board is pursuant to the terms of the Agreement. There are no family relationships between Mr. Banker and any of the Company’s directors or executive officers. Mr. Banker is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Company has launched a formal search process for the position of Chief Financial Officer.

As a newly public company, the Company continues to actively search for additional directors and expects to appoint one or more directors as soon as possible.

Item 7.01 Regulation FD Disclosure.

On October 17, 2022, the Company issued a press release announcing the appointment of Mr. Banker to the Board. A copy of the Company’s press release announcing the appointments is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Agreement between Sanjay Banker and Sonder USA Inc., dated October 15, 2022
99.1	Press Release Issued October 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: October 17, 2022	By:	/s/ Phil Rothenberg
	Name:	Phil Rothenberg
	Title:	General Counsel and Secretary